Exhibit 99.1

Ouster Receives Notice Regarding NYSE Continued Listing Standards

SAN FRANCISCO, CA – April 17, 2023 - 6:00 AM – Ouster, Inc. (NYSE: OUST) (“Ouster” or the “Company”), a leading provider of high-performance lidar sensors for the automotive, industrial, robotics, and smart infrastructure industries, announced today that on April 12, 2023, it was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with the NYSE’s price criteria for continued listing standards because the average closing price of the Company’s common stock was less than $1.00 over a consecutive 30 trading-day period.

Ouster previously announced on April 7, 2023 its plans to effect a one-for-10 reverse stock split, which Ouster expects will cure the stock price deficiency. The Company expects the reverse stock split to begin trading on a split-adjusted basis on April 21, 2023. The Company expects that its common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

In accordance with NYSE rules, the Company has a period of six months from receipt of the notice to regain compliance with the NYSE’s continued listing minimum price criteria. The notice has no immediate impact on the listing of the Company’s common stock, which will remain listed and traded on the NYSE during this period, subject to the Company’s compliance with the other continued listing requirements of the NYSE.

This press release is issued as required under the NYSE rules. The notice from the NYSE was issued pursuant to Section 802.01C of the NYSE’s Listed Company Manual.

About Ouster

Ouster (NYSE: OUST) is a leading global provider of high-resolution scanning and solid-state digital lidar sensors, Velodyne Lidar sensors, and software solutions for the automotive, industrial, robotics, and smart infrastructure industries. Ouster is on a mission to build a safer and more sustainable future by offering affordable, high-performance sensors that drive mass adoption across a wide variety of applications. With a global team and high-volume manufacturing, Ouster supports over 850 customers in approximately 50 countries. Ouster is headquartered in San Francisco, CA, with offices in the Americas, Europe, Asia-Pacific, and the Middle East. For more information, visit www.ouster.com, or connect with us on Twitter or LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements are based upon current plans, estimates and expectations of management that are subject to various risks and uncertainties that could cause actual results to differ materially from such statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Words such as “anticipate,” “expect,” “project,” “intend,” “believe,” “may,” “will,” “should,” “plan,” “could,” “may,” “continue,” “target,” “contemplate,” “estimate,” “forecast,” “guidance,” “predict,” “possible,” “potential,” “pursue,” “likely,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. All statements, other than historical facts, including statements regarding the anticipated benefits and timing of the Company’s reverse stock split are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including but not limited to the important factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company’s other filings with the Securities and Exchange Commission. Readers are urged to consider these factors carefully and in the totality of circumstances when evaluating these forward-looking statements, and not to place undue reliance on any of them. Any such forward-looking statements represent management’s reasonable estimates and beliefs as of the date of this press release. While Ouster may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, other than as may be required by law, even if subsequent events cause its views to change.

Contacts

Investors

Sarah Ewing

investors@ouster.io

Media

Heather Shapiro

press@ouster.io